RULE 10f-3 REPORT FORM

Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record Of Securities Purchased
Under the Rule 10f3 Procedures

1.Name of Portfolio/Series: Neuberger Berman Real Estate Securities Income Fund Inc.

2.	Name of Issuer: SL Green Realty Corp.

3.	Date of Purchase: December 3, 2003

4.	Underwriter from whom purchased: Wachovia Securities

5.	Affiliated Underwriter managing or participating in
        underwriting syndicate:  Lehman Brothers Inc.

6.	Is a list of the underwriting syndicates members attached?
        Yes   X
	No ___

7.	Aggregate principal amount of purchase by all investment
companies advised by the Adviser and all other accounts with respect
to which the Adviser has management discretion 	and exercised such
discretion with respect to the purchase : 100,000 shares

8.	Aggregate principal amount of offering: 6,300,000 shares

9.	Purchase price (net of fees and expenses): $25.00

10.	Date offering commenced: December 3, 2003

11.	Offering price at close of first day on which any sales
        were made: $25.00

12.	Commission, spread or profit: 3.15%	$0.7875/share



13.  Have the following conditions been satisfied?


a.
The securities are:

part of an issue registered under the Securities Act of 1933 which is being offered to the public;


Yes  X
No   ____

part of an issue of Government Securities;
Yes____
No____


Eligible Municipal Securities;
Yes____
No ___


sold in an Eligible Foreign Offering; or Yes___
No____


sold in an Eligible Rule 144A offering?

Yes____
No____

(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)



b.
(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

Yes   X

No ____


(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


Yes ____


No ____

c.
The underwriting was a firm commitment underwriting?
Yes   X
No ____

d.
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?

Yes   X

No ___

e.
The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous operation for not less than three years.


Yes   X

No ___

f.
(1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

Yes   X

No ____



(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:




(i)	The principal amount of the offering of such class sold
by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
144A(a)(1), plus







(ii)	The principal amount of the offering of such class in
        any concurrent pubic offering?

Yes ____

No ____

g.
(1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary of the sale; OR

Yes   X

No ____



(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?


Yes____

No ____





h.
Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form NSAR and quarterly reports to the Board?

Yes   X


No ____


Approved:		Date:






Attachment
RULE 10f3 REPORT FORM

Additional Information for paragraph (d) commission or spread comparable recent offerings:


               Comparison #1        Comparison #2       Comparison #3

Security       SL Green Realty      Maguire Properties   Corporate
               Series C Preferred   SeriesA Preferred    Office
                                                         Property
							 Series H



Date Offered   12/3/03	            1/15/04              12/11/03


Offering Price $25.00               $25.00               $25.00



Spread ($)     $0.7875	            $0.7875              $0.7875


Spread (%)     3.15%	            3.15%                 3.15%


Type of
Security       Series C             Series A             Series H
               Cumulative           Cumulative           Cumulative
               Redeemable           Redeemable           Redeemable
               Preferred            Preferred            Preferred
               Stock                Stock                Stock


Rating
or Quality     NA		    NA	                 NA



Size of Issue
(shares)       6,300,000            10,000,000	         2,000,000


Total
Capitalization
of Issuer      $2,680               $2,030              $1,430
                Million              Million             Million




Note: Minimum of two comparisons must be completed for each purchase.







B-2



















B-1